UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2018

HYPGEN, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-207383	37-1780402
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1999 Avenue of the Stars Suite 1100

Century City, California 90067

(Address of principal executive offices)

424-253-1210

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 5, 2018, HypGen, Inc. (the “Company”) entered into a Termination and Share Cancellation Agreement with Rafferty Finances, S.A. (“Rafferty”) pursuant to which the Company and Rafferty agreed to (i) the rescission and termination of the Consulting Agreement and Common Stock Purchase Warrant dated June 28, 2017 between the Company and Rafferty; (ii) the cancellation of 5,000,000 shares of Company common stock previously issued to Rafferty; (iii) Rafferty’s assistance to the Company to complete the cancellation of an additional 469,500 shares of Company common stock; and (iv) the issuance of 500,000 shares of Company common stock to Rafferty. The foregoing is only a brief description of the material terms of the Termination and Share Cancellation Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreement which is filed as an exhibit to this Current Report. The issuance of the shares of common stock was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities was an accredited investor.

On July 5, 2018, the Company entered into a Termination and Share Cancellation Agreement with Brighton Capital Ltd. (“Brighton”) pursuant to which the Company and Brighton agreed to (i) the rescission and termination of the Consulting Agreement and Common Stock Purchase Warrant dated June 28, 2017 between the Company and Brighton; and (ii) the cancellation of 5,500,000 shares of Company common stock from the 6,000,000 shares of Company common stock previously issued to Brighton. The foregoing is only a brief description of the material terms of the Termination and Share Cancellation Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreement which is filed as an exhibit to this Current Report.

On July 9, 2018, the Company entered into a Cancellation Agreement with certain shareholders of the Company pursuant to which the Company and the shareholders agreed to the cancellation of a total of 75,299,998 shares. In consideration of the share cancellations and provided that the Company raises a minimum of $1,000,000 in equity financing on or before June 28, 2019, Richard L. Chang Holding’s, LLC agreed to waive its right of reversion of the patent assets contributed to the Company pursuant to the Asset Assignment Agreement dated June 28, 2017. The foregoing is only a brief description of the material terms of the Cancellation Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreement which is filed as an exhibit to this Current Report.

On July 9, 2018, the Company entered into a Warrant Amendment Agreement with certain warrant holders of the Company pursuant to which the Company and the warrant holders agreed to amend warrants previously issued to them to reduce the number of warrants in the total amount of 10,000,000. In consideration of the amendment and provided that the Company raises a minimum of $1,000,000 in equity financing on or before June 28, 2019, Richard L. Chang Holding’s, LLC agreed to waive its right of reversion of the patent assets contributed to the Company pursuant to the Asset Assignment Agreement dated June 28, 2017. The foregoing is only a brief description of the material terms of the Warrant Amendment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreement which is filed as an exhibit to this Current Report.

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Item 3.02	Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.23	Termination and Share Cancellation Agreement dated July 4, 2018
10.24	Termination and Share Cancellation Agreement dated July 5, 2018
10.25	Cancellation Agreement dated July 9, 2018
10.26	Warrant Amendment Agreement dated July 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPGEN, INC.

Dated: July 10, 2018	By:	/s/ Dr. McCoy Moretz
Dr. McCoy Moretz Chief Executive Officer

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